Exhibit 4.2.25

                                                           EXECUTION COUNTERPART

                                  AMENDMENT OF
                             1992 NOTE AGREEMENT AND
                      EQUITY APPRECIATION RIGHTS AGREEMENT


         This Amendment of 1992 Note Agreement and Equity Appreciation Rights Agreement ("Amendment"), is entered into as of May 27, 2003, by and among CONE MILLS CORPORATION (the "Company") and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the "Noteholder").

         WHEREAS, the parties hereto have executed and delivered that certain Note Agreement dated as of August 13, 1992 (as previously amended and as it may be further amended, modified or supplemented, the "Note Agreement");

         WHEREAS, the parties hereto have executed and delivered that certain Equity Appreciation Rights Agreement dated as of November 9, 2001 (as previously amended and as it may be further amended, modified or supplemented, the "Equity Appreciation Rights Agreement");

         WHEREAS, the Company has requested that certain amendments be made to the Note Agreement and the Equity Appreciation Rights Agreement;

         WHEREAS, Noteholder is willing to enter into this Amendment subject to the satisfaction of conditions and terms set forth herein;

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Agreement (as amended by this Amendment); and

         NOW,  THEREFORE,  in consideration of the foregoing and other good and
valuable  consideration,  the receipt and   sufficiency  of  which  are  hereby
acknowledged, the parties hereto agree as follows:

         1.  Amendments to Note Amendment.

         1A. Paragraph 1 of the Note Agreement. The first sentence of Paragraph 1 of the Note Agreement is amended by replacing the words "June 27, 2003" with the words "March 15, 2004".

         1B. Subparagraph 4A(i) of the Note Agreement. Subparagraph 4A(i) of the Note Agreement is amended by replacing the words "June 27, 2003" with the words "March 15, 2004"

         1C. Subparagraph 4A(iii) of the Note Agreement. Subparagraph 4A(iii) of
the  Note  Agreement  is  amended  by  adding  the  following  as   Subparagraph
4A(iii)(C):

             "(C) The principal amount of the outstanding Notes shall be prepaid monthly (on the first Business Day of each month, commencing July 1, 2003), in an amount equal to $250,000 per month. Each such prepayment shall be accompanied by the payment of any losses, costs or expenses (including loss of anticipated profits) incurred by the Noteholder as a result of any payment or prepayment of any of the Notes and accrued and unpaid interest on the amounts prepaid."

         1D. Subparagraph 6A(i) of the Note Agreement. Subparagraph 6(A)(i) of the Note Agreement is amended in its entirety to read as follows:

             "(i) Consolidated Net Worth. Consolidated Net Worth to be less than (a) $90,000,000  until through September 30, 2001, (b) $70,000,000 from September 30, 2001 until through December 30, 2001, (c) $67,000,000 from December 30, 2001 until through March 31, 2002, (d)
         $67,000,000  from  March 31,  2002 until  through  June 30,  2002,  (e)
         $68,000,000 from June 30, 2002 until through September 29, 2002, (f) $68,500,000 from September 29, 2002 until through December 29, 2002,
         (g)  $68,500,000  from  December 29, 2002 until through March 31, 2003,
         (h)  $81,500,000  from March 31, 2003 until through June 29, 2003,  (i)
         $81,500,000 from June 29, 2003 until through September 28, 2003 and (j) $81,500,000 from September 28, 2003 until through the Maturity Date."

         1E. Subparagraph 6A(ii) of the Note Agreement. Subparagraph 6A(ii) of the Note Agreement is amended in its entirety to read as follows:

             "(ii) Consolidated Interest Coverage Ratio. As of the end of each Four-Quarter Period set forth below the Consolidated Interest Coverage Ratio to be less than that set forth opposite each such period:

                                                        Consolidated Interest
          Four-Quarter Period Ending                 Coverage Ratio Must Exceed
          --------------------------                 --------------------------

          September 30, 2001                                0.96 to 1.00

          December 30, 2001                                 0.73 to 1.00

          March 31, 2002                                    0.71 to 1.00

          June 30, 2002                                     1.15 to 1.00

          September 29, 2002                                1.34 to 1.00

          December 29, 2002                                 1.74 to 1.00

          March 31, 2003                                    1.74 to 1.00

          June 29, 2003                                     2.30 to 1.00

          September 28, 2003                                2.00 to 1.00

          December 28, 2003                                1.95 to 1.00"


         1F. Subparagraph 6A(iii) of the Note Agreement. Subparagraph 6A(iii) of the Note Agreement is amended in its entirety to read as follows:

             "(iii) Consolidated EBITDA. As of the end of each Four-Quarter Period set forth below the Consolidated EBITDA to be less than that set forth opposite each such period:

         Four-Quarter Period Ending                  Consolidated EBITDA
         --------------------------                 --------------------------

         September 30, 2001                              $20,500,000

         December 30, 2001                               $15,500,000

         March 31, 2002                                  $15,000,000

         June 30, 2002                                   $23,500,000

         September 29, 2002                              $29,500,000

         December 29, 2002                               $38,000,000

         March 31, 2003                                  $38,000,000

         June 29, 2003                                   $40,000,000

         September 28, 2003                              $38,000,000

         December 28, 2003                               $35,500,000"


         1G. Paragraph 10B of the Note Agreement. Paragraph 10B of the Note Agreement is amended by inserting the following defined terms in the appropriate alphabetical order in substitution of the corresponding defined terms set forth therein where appropriate:

             "Bank Group EARS Notes" means the `EARS Notes' (as defined in the Bank Group Equity Appreciation Rights Agreement).

             "Bank Group EARS Stock" means the capital stock of the Company issued to the banks party to the Credit Agreement or their respective
         nominees   pursuant  to  Section  2.06(b)  of  the  Bank  Group  Equity
         Appreciation Rights Agreement.

             "Bank Group Equity Appreciation Rights Agreement" that certain Equity Appreciation Rights Agreement dated as of November 9, 2001, among the Company, the Senior Credit Agent (as defined in the Bank Group Equity Appreciation Rights Agreement) and the banks party thereto, as it may be amended, modified or supplemented from time to time.

             "Bank Group Initial Termination Payment" means the `Initial Termination Payment' (as defined in the Bank Group Equity Appreciation Rights Agreement).

             "Consolidated EBITDA" means, with respect to the Company and its Subsidiaries for any period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income,
         (ii) Consolidated Interest Expense,

         (iii) taxes on income, (iv) amortization, (v) depreciation, (vi) any charges (in an aggregate amount not to exceed $4,117,131.95) otherwise deducted in calculating Consolidated Net Income which charges arise from the payment of the Initial Termination Payment and the Bank Group Initial Termination Payment and the issuance of the EARS Note, the Bank Group EARS Notes and the Bank Group EARS Stock, and (vii) non-cash charges otherwise deducted in calculating Consolidated Net Income resulting from FASB No. 88 Adjustments, FASB No. 106 Adjustments, FASB No. 112 Adjustments, FASB No. 121 Adjustments or FASB No. 144 Adjustments, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

             "EARS  Note"  means  the   promissory   note  of  the  Company
         evidencing the amount owed to the Noteholder pursuant to the Equity Appreciation Rights Agreement, which note is executed and delivered to the Noteholder as provided in Section 2.06 of the Equity Appreciation Right Agreement in substantially the form of Exhibit A to the Equity Appreciation Rights Agreement.

             "Excess Cash Flow" means, with respect to the Company and its Subsidiaries for any Two-Quarter Period listed in Exhibit G hereto, the result (if positive) of the following calculation:

             (a) the difference of (i) Consolidated EBITDA for such period minus (ii) Projected Consolidated EBITDA for such period, plus

             (b) (in the  case of the  Two-Quarter  Period  ended  June 30,
         2002) the difference of (i) Projected PBGC Payments for such period minus (ii) Actual PBGC Payments for such period, plus

             (c) the difference of (i) Projected Non-Cash LIFO Adjustments for such period minus (ii) Actual Non-Cash LIFO Adjustments for such period.

             "Fiscal Quarter" means each of the three month fiscal periods of the Company and its Subsidiaries with respect to 2000, ending on April 2, 2000, July 2, 2000, October 1, 2000 and December 31, 2000;
         with respect to 2001, ending on April 1, 2001, July 1, 2001, September 30, 2001 and December 30, 2001; with respect to 2002, ending on March 31, 2002, June 30, 2002, September 29, 2002 and December 29, 2002; with respect to 2003, ending on March 30, 2003, June 29, 2003, September 28, 2003 and December 28, 2003; and with respect to 2004, ending on March 28, 2004.

             "Fiscal Year" means, with respect to fiscal year 1999, the fiscal period of the Company and its Subsidiaries ending on January 2, 2000 and, with respect to fiscal year 2000, the fiscal period ending December 31, 2000 and, with respect to fiscal year 2001, the fiscal period ending December 30, 2001 and, with respect to the fiscal year 2002, the fiscal period ending December 29, 2002 and, with respect to the fiscal year 2003, the fiscal period ending December 28, 2003 and, with respect to the fiscal year 2004, the fiscal period ending January 2, 2005.

             "Initial Termination Payment" has the meaning assigned to such term in the Equity Appreciation Rights Agreement.

             "Maturity Date" means March 15, 2004.

             "Related   Documents"  shall  mean  the  Notes,  the  Facility
         Guaranty Agreements, the Security Documents, the Equity Appreciation Rights Agreement, the EARS Note, the Account Control Agreements, and any other agreement, instrument or other document executed in connection therewith.

         1H. Exhibit G to the Note Agreement. Exhibit G to the Note Agreement is replaced in its entirety by Exhibit A attached hereto.

         2.  Amendments to Equity Appreciation Rights Agreement.

         2.A. Article II of the Equity Appreciation Rights Agreement. Article II of the Equity Appreciation Rights Agreement is amended by adding the following as Section 2.06:

             "Section 2.06 Termination of Option;  Termination Payments and
         EARS Note. Notwithstanding any provision in this Agreement to the contrary, the rights of the Noteholder to receive any Rights Fee pursuant to Sections 2.01 through 2.05 shall terminate on May 27, 2003 (the "Termination Date"). In consideration of the termination of such rights, the Company shall:

                    (a) on the  Termination  Date,  pay  to  the  Noteholder  an
               initial termination payment (the "Initial Termination Payment") in the amount of $617,569.79;

                    (b) on the  Termination  Date,  execute  and  deliver to the
               Noteholder one or more promissory notes in substantially the form of Exhibit A hereto (such promissory notes together constituting the "EARS Note") evidencing the obligation of the Company to pay the Noteholder the principal amount of $617,569.79, at such times and with such interest as set forth in the EARS Note; and

                    (c)  pay  to  the  Noteholder   principal  and  interest  in
               accordance with the terms of the EARS Note."

         2B. Exhibit A to the Equity Appreciation Rights Agreement. The Equity Appreciation Rights Agreement is amended by adding Exhibit A hereto as Exhibit A.

         3. Conditions of Effectiveness. Upon satisfaction of the following, the effective date of this Amendment shall be May 27, 2003 (the "Effective Date"). This Amendment shall become effective when, and only when:

         3A. the Noteholder shall have received all of the following documents, each (unless otherwise indicated) being dated the date hereof, in form and substance satisfactory to the Noteholder:

             (i) executed originals of each of this Amendment and the Consent of Guarantors, attached hereto;

             (ii)  a  duly   executed   Credit   Agreement   Amendment  (as
         hereinafter defined) in form and substance acceptable to the Noteholder under which all conditions have been satisfied and that is in full force and effect;

             (iii) an executed EARS Note in the form of Exhibit B hereto, and otherwise acceptable to the Noteholder;

             (iv) a duly executed letter from General Electric Capital Corporation, in form and substance acceptable to the Noteholder,
         confirming  that  the  conditions  set  forth  in  the   securitization
         agreement with the Company have been satisfied;

             (v) a certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers authorized to sign this Amendment on behalf of the Company and any other documents to be delivered by the Company hereunder;

             (vi) the opinions of counsel to the Company and the Guarantors containing such opinions and in form and substance acceptable to the Noteholder and its counsel; and

             (vii) such other documents, instruments, approvals or opinions as the Noteholder may reasonably request.

         3B. the Company shall have paid to the Noteholder an amendment fee equal to 0.50% of the outstanding principal amount of the Notes.

         3C. the Company shall have paid all costs and expenses (including legal fees) incurred by the Noteholder.

         3D. the representations and warranties contained herein shall be true on and as of the date hereof, and there shall exist on the date hereof no Event of Default or Default; except as disclosed in writing to the Noteholder, there shall exist no material adverse change in the financial condition, business operation or prospects of the Company or its Subsidiaries since December 29, 2002; and the Company shall have delivered to the Noteholder an Officer's Certificate to such effect.

         4.  Representations and Warranties.

         4A. The Company hereby repeats and confirms each of the representations and warranties made by it in (i) the Credit Agreement (it being understood that any reference therein to (1) Noteholder includes the Noteholder, and (2) Loan Documents includes the Note Agreement and the Notes (as amended hereby) and (ii) paragraph 8H of the Note Agreement, as amended hereby, as though made on and as of the date hereof, with each reference therein to "this Agreement", "hereof", "hereunder", "thereof", "thereunder" and words of like import being deemed to be a reference to the Note Agreement as amended hereby.

         4B. The Company further represents and warrants as follows:

             (i) The execution, delivery and performance by the Company of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (1) its charter or by-laws, (2) law or (3) any legal or contractual restriction binding on or affecting the Company; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of its properties.

             (ii)  No  governmental   approval  is  required  for  the  due
         execution, delivery and performance by the Company of this Amendment, except for such governmental approvals as have been duly obtained or made and which are in full force and effect on the date hereof and not subject to appeal.

             (iii) This Amendment  constitutes the legal, valid and binding
         obligations  of  the  Company   enforceable   against  the  Company  in
         accordance with its terms.

             (iv) There are no pending or threatened actions, suits or proceedings affecting the Company or any of its Subsidiaries or the properties of the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, that may, if adversely determined, materially adversely affect the financial condition, properties, business, operations or prospects of the Company and it Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of the Note Agreement, as amended by this Amendment.

             (v) Other than as disclosed by the Company to the Noteholder in writing, neither the Company nor any of its Subsidiaries is paying or has paid any fee to the banks party to the Credit Agreement or to any other party in connection with the Credit Agreement Amendment.

         5. Equity Appreciation Rights Agreement and EARS Note. The Company and each of the Guarantors hereby acknowledges and agrees that the Equity Appreciation Rights Agreement and the EARS Note are Senior Note Documents as defined by the Intercreditor Agreement, and the obligations, liabilities and indebtedness of the Company arising from the Equity Appreciation Rights Agreement and the EARS Note are Senior Note Obligations as defined by the Intercreditor Agreement.

         6. Consent to Amendment of Credit Agreement. The Required Holders hereby consent to the amendment of the Credit Agreement by and among the Company, Bank of America, N.A. and each of the Noteholders under the Credit Agreement as set forth in Amendment No. 12 to Credit Agreement and Amendment to Equity Appreciation Rights Agreement dated May 27, 2003 (the "Credit Agreement Amendment").

         7.  Miscellaneous.

         7A. Reference to and Effect on the Note Agreement.

             (i) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Note Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Note Agreement, and each reference in any other document to "the Note Agreement", "thereunder", "thereof" or words of like import referring to the Note Agreement shall mean and be a reference to the Note Agreement, as amended hereby.

             (ii) Except as specifically amended and waived above, the Note Agreement and all other related documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

             (iii) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any holder of a Note under the Note Agreement or the Notes, nor constitute a waiver of any provision of any of the foregoing.

         7B. Costs and Expenses. The Company agrees to pay on demand all costs and expenses incurred by any holder of a Note in connection with the preparation,  execution  and  delivery  of this  Amendment,  including,  without limitation,  the  reasonable  fees and  out-of-pocket  expenses of counsel.  The
Company further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by any holder of a Note in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this paragraph 7B.

         7C. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         7D. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         7E. Estoppel. To induce the Noteholder to enter into this Amendment, the Company hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of the Company against any holder of the Notes with respect to the obligations of the Company to any such holder, either with or without giving effect to this Amendment.

                            [Signatures on Next Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                          CONE MILLS CORPORATION


                                          By    /s/ W. Scott Wenhold
                                               Name: W. Scott Wenhold
                                               Title: Treasurer


                                          THE PRUDENTIAL INSURANCE
                                              COMPANY OF AMERICA


                                          By /s/ Thomas E. Luther, CFA
                                               Name: Thomas E. Luther, CFA
                                               Title: Vice President

                     CONSENT AND REAFFIRMATION OF GUARANTORS


         Each of the undersigned (i) acknowledges receipt of the foregoing Amendment of 1992 Note Agreement dated as of May 27, 2003 (the "Amendment"),
(ii) consents to the execution and delivery of the Amendment by the parties thereto, (iii) agrees to the terms of paragraph 5 of the Amendment, and (iv) reaffirms all of its obligations and covenants under the Guaranty Agreement dated as of January 28, 2000, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Amendment. This Consent and Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.


                                            CIPCO S.C., INC.


                                            By   /s/ Cheryl G. Hollis
                                                 Name: Cheryl G. Hollis
                                                 Title: Asst Secretary


                                            CONE FOREIGN TRADING LLC


                                            By    /s/ Neil W. Koonce
                                                 Name: Neil W. Koonce
                                                 Title: Vice President

                                                          EXHIBIT A TO AMENDMENT

                                                 EXHIBIT G TO THE NOTE AGREEMENT

              Projected EBITDA, PBGC Payments and LIFO Adjustments


1.       Two-Quarter
         Period Ended                                   Projected EBITDA
         ------------                                   ----------------

         December 30, 2001                              $12,410,000

         June 30, 2002                                  $17,062,000

         December 29, 2002                              $24,706,000

         June 29, 2003                                  $18,676,000

         December 28, 2003                              $20,754,000


2.       Two-Quarter
         Period Ended                                   Projected PBGC Payments
         ------------                                   -----------------------

         June 30, 2002                                  $1,200,000


3.       Two-Quarter                                    Projected Non-Cash
         Period Ended                                   LIFO Adjustments
         ------------                                   ----------------

         December 30, 2001                              $1,600,000

         June 30, 2002                                  $0

         December 29, 2002                              negative $31,000

         June 29, 2003                                  $0

         December 28, 2003                              $400,000

                                                          EXHIBIT B TO AMENDMENT


                                    Exhibit A
                                Form of EARS Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN VIOLATION OF SUCH ACT.

                             CONE MILLS CORPORATION

                        14.2 % NOTE DUE THE MATURITY DATE


$_____________                                                     May 27, 2003


         FOR VALUE RECEIVED, the undersigned, CONE MILLS CORPORATION, a corporation organized and existing under the laws of the State of North Carolina (the "Company"), hereby promises to pay to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the "Noteholder"), or registered assigns, the principal sum of _________________ AND __/100 DOLLARS on the Maturity Date subject to the immediately following paragraph, with interest (computed on the basis of a 360-day year having twelve 30-day months) on the unpaid balance thereof (a) at
14.2 % per annum payable monthly in arrears on the first Business Day of each month commencing June 2, 2003, subject to the immediately following paragraph, and (b) on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest, or if an Event of Default under the Note Agreement (as hereinafter defined) shall have occurred and be continuing, at a rate per annum from time to time equal to the greater of (i) 16.7 % or (ii) 2.5 % over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). In addition, upon a default in any prepayment or payment of principal or interest under this Note or the Equity Appreciation Rights Agreement (as hereinafter defined), the Company agrees to pay all principal and interest outstanding as of the date of such default, as well as all costs of collection, including reasonable attorneys' fees.

         Payments of principal of and interest on this Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is the EARS Note referred to in the Note Agreement, dated as of August 13, 1992 (as amended, modified or supplemented, the "Note Agreement"), among the Company and The Prudential Insurance Company of America and the Equity Appreciation Rights Agreement, dated as of November 9, 2001 (as amended, modified or supplemented, the "Equity Appreciation Rights Agreement"), among the Company and the Noteholder, and is entitled to the benefits thereof.

         In case an Event of Default, as defined in the Note Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become immediately due and payable in the manner and with the effect provided in the Note Agreement.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State. AS PROVIDED IN PARAGRAPH 11L OF THE NOTE AGREEMENT AND SECTION 3.03 OF THE EQUITY APPRECIATION RIGHTS AGREEMENT, THE COMPANY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE.


                                         CONE MILLS CORPORATION


                                         By:________________________________
                                               Name:
                                               Title:


                                         By:________________________________
                                               Name:
                                               Title:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN VIOLATION OF SUCH ACT.

                             CONE MILLS CORPORATION

                        14.2 % NOTE DUE THE MATURITY DATE


$576,398.45                                                        May 27, 2003


         FOR VALUE RECEIVED, the undersigned, CONE MILLS CORPORATION, a corporation organized and existing under the laws of the State of North Carolina (the "Company"), hereby promises to pay to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the "Noteholder"), or registered assigns, the principal sum of FIVE HUNDRED AND SEVENTY-SIX THOUSAND THREE HUNDRED AND NINTY-EIGHT AND 45/100 DOLLARS on the Maturity Date subject to the immediately following paragraph, with interest (computed on the basis of a 360-day year having twelve 30-day months) on the unpaid balance thereof (a) at 14.2 % per annum payable monthly in arrears on the first Business Day of each month commencing June 2, 2003, subject to the immediately following paragraph, and (b) on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest, or if an Event of Default under the Note Agreement (as hereinafter defined) shall have occurred and be continuing, at a rate per annum from time to time equal to the greater of (i) 16.7 % or (ii) 2.5 % over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). In addition, upon a default in any prepayment or payment of principal or interest under this Note or the Equity Appreciation Rights Agreement (as hereinafter defined), the Company agrees to pay all principal and interest outstanding as of the date of such default, as well as all costs of collection, including reasonable attorneys' fees.

         Payments of principal of and interest on this Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is the EARS Note referred to in the Note Agreement, dated as of August 13, 1992 (as amended, modified or supplemented, the "Note Agreement"), among the Company and The Prudential Insurance Company of America and the Equity Appreciation Rights Agreement, dated as of November 9, 2001 (as amended, modified or supplemented, the "Equity Appreciation Rights Agreement"), among the Company and the Noteholder, and is entitled to the benefits thereof.

         In case an Event of Default, as defined in the Note Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become immediately due and payable in the manner and with the effect provided in the Note Agreement.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State. AS PROVIDED IN PARAGRAPH 11L OF THE NOTE AGREEMENT AND SECTION 3.03 OF THE EQUITY APPRECIATION RIGHTS AGREEMENT, THE COMPANY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE.


                              CONE MILLS CORPORATION


                              By: /s/ Gary L. Smith
                                 Name: Gary L. Smith
                                 Title: Exec. Vice President & CFO


                              By: /s/ W. Scott Wenhold
                                 Name: W. Scott Wenhold
                                 Title: Treasurer

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN VIOLATION OF SUCH ACT.

                             CONE MILLS CORPORATION

                        14.2 % NOTE DUE THE MATURITY DATE


$41,171.34                                                         May 27, 2003


         FOR VALUE RECEIVED, the undersigned, CONE MILLS CORPORATION, a corporation organized and existing under the laws of the State of North Carolina (the "Company"), hereby promises to pay to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the "Noteholder"), or registered assigns, the principal sum of FORTY-ONE THOUSAND ONE HUNDRED AND SEVENTY-ONE AND 34/100 DOLLARS on the Maturity Date subject to the immediately following paragraph, with interest (computed on the basis of a 360-day year having twelve 30-day months) on the unpaid balance thereof (a) at 14.2 % per annum payable monthly in arrears on the first Business Day of each month commencing June 2, 2003, subject to the immediately following paragraph, and (b) on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest, or if an Event of Default under the Note Agreement (as hereinafter defined) shall have occurred and be continuing, at a rate per annum from time to time equal to the greater of (i) 16.7 % or (ii) 2.5 % over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). In addition, upon a default in any prepayment or payment of principal or interest under this Note or the Equity Appreciation Rights Agreement (as hereinafter defined), the Company agrees to pay all principal and interest outstanding as of the date of such default, as well as all costs of collection, including reasonable attorneys' fees.

         Payments of principal of and interest on this Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is the EARS Note referred to in the Note Agreement, dated as of August 13, 1992 (as amended, modified or supplemented, the "Note Agreement"), among the Company and The Prudential Insurance Company of America and the Equity Appreciation Rights Agreement, dated as of November 9, 2001 (as amended, modified or supplemented, the "Equity Appreciation Rights Agreement"), among the Company and the Noteholder, and is entitled to the benefits thereof.

         In case an Event of Default, as defined in the Note Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become immediately due and payable in the manner and with the effect provided in the Note Agreement.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State. AS PROVIDED IN PARAGRAPH 11L OF THE NOTE AGREEMENT AND SECTION 3.03 OF THE EQUITY APPRECIATION RIGHTS AGREEMENT, THE COMPANY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE.


                              CONE MILLS CORPORATION


                              By: /s/ Gary L. Smith
                                 Name: Gary L. Smith
                                 Title: Exec. Vice President & CFO


                              By: /s/ W. Scott Wenhold
                                 Name: W. Scott Wenhold
                                 Title: Treasurer